Exhibit 10.27

WAIVER AND CONSENT UNDER SECURITIES PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby confirmed, the undersigned, being the sole Holder under the Securities Purchase Agreement dated as of January 5, 2009 (as now in effect, the “Securities Purchase Agreement”), among AGA Medical Corporation (the “Company”), Amplatzer Medical Sales Corporation, as a Guarantor, and WCAS Capital Partners IV, L.P. (the “Purchaser”), hereby waives the obligation of the Company under Section 3.04 of the Securities Purchase Agreement to make a mandatory prepayment in connection with the consummation of an IPO by Holdings expected to occur on or around October 26, 2009.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement.

This waiver shall not constitute a waiver of any provision of the Securities Purchase Agreement not expressly referred to herein and shall not be construed as waiver of or consent to any further or future action on the part of the Company that would require a waiver or consent of the Purchaser.  Except as expressly waived hereby, all the terms, provisions and conditions of the Securities Purchase Agreement are and shall remain unchanged and shall continue in full force and effect.  This waiver shall be governed by and construed in accordance with the laws of the State of New York.

Dated: October 20, 2009

WCAS CAPITAL PARTNERS IV, L.P.

	By:	WCAS CP IV Associates LLC,
its General Partner

	By:	/s/ Sean Traynor
		Name:	Sean Traynor
		Title:	Managing Member